UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 31, 2025

CRESCENT PRIVATE CREDIT INCOME CORP.

(Exact Name of Registrant as Specified in Charter)

Maryland	814-01599	88-4283363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Blvd., Suite 2000, Los Angeles, CA		90025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (310) 235-5900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2025, Crescent Private Credit Income Corp. (the “Fund”) entered into a Loan and Security Agreement (the “JPM Funding Facility II”), as servicer, with CPCI Funding SPV II, LLC, a wholly owned subsidiary of the Fund (the “Borrower”), as borrower, the lenders party thereto, U.S. Bank Trust Company, National Association, as collateral agent and collateral administrator, U.S. Bank National Association, as securities intermediary, and JPMorgan Chase Bank, National Association, as administrative agent, that provides a secured credit facility of $100.0 million with a reinvestment period ending September 30, 2027 and a final maturity date of March 31, 2028. The JPM Funding Facility II also provides for a feature that allows the Borrower, under certain circumstances, to increase the overall size of the JPM Funding Facility II to a maximum of $200.0 million. In addition, on March 31, 2025, the Fund, as seller, and the Borrower, as purchaser, entered into a Sale and Contribution Agreement (the “Contribution Agreement,” and together with the JPM Funding Facility II, the “Borrower Agreements”), pursuant to which the Fund will sell or contribute to the Borrower certain originated or acquired loans and other corporate debt securities and related assets (collectively, the “Loans”) from time to time.

The obligations of the Borrower under the JPM Funding Facility II are secured by substantially all assets held by the Borrower, including the Loans. The interest rate charged on the JPM Funding Facility II is based on an applicable benchmark (Term SOFR or other applicable benchmark based on the currency of the borrowing) plus a margin of 1.35% (or 1.4693% in the case of borrowings in British Pounds), subject to increase from time to time pursuant to the terms of the JPM Funding Facility II. In addition, the Borrower will pay, among other fees, a commitment fee on the undrawn balance. Under the JPM Funding Facility II, the Fund and the Borrower, as applicable, have made representations and warranties regarding their businesses, among other things, and are required to comply with various covenants, servicing procedures, reporting requirements and other customary requirements for similar facilities. The JPM Funding Facility II includes usual and customary events of default for such facilities of this nature.

Proceeds from the JPM Funding Facility II must be used for the purposes permitted in the JPM Funding Facility II, including purchasing the Loans or other portfolio investments or, subject to the satisfaction of certain conditions, for general corporate purposes, which includes payment of dividends or distributions by the Borrower to the Fund.

Borrowings under the JPM Funding Facility II are subject to the Borrower Agreements’ various covenants and leverage restrictions contained in the Investment Company Act of 1940, as amended.

The descriptions above are only a summary of the material provisions of the JPM Funding Facility II and the Contribution Agreement, and are qualified in their entirety by reference to copies of the JPM Funding Facility II and the Contribution Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this current report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Number	Description
10.1*

Loan and Security Agreement, dated March 31, 2025, among CPCI Funding SPV II, LLC, as borrower, Crescent Private Credit Income Corp., as servicer, the lenders party thereto, U.S. Bank Trust Company, National Association, as collateral agent and collateral administrator, U.S. Bank National Association, as securities intermediary, and JP Morgan Chase Bank, National Association as administrative agent (filed herewith).

10.2*	Sale and Contribution Agreement, dated March 31, 2025, between Crescent Private Credit Income Corp., as seller, and CPCI Funding SPV II, LLC, as purchaser (filed herewith).

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Registration S-K.

A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT PRIVATE CREDIT INCOME CORP.

April 3, 2025

	By:	/s/ Kirill Bouek
	Name:	Kirill Bouek
	Title:	Chief Financial Officer